Exhibit 10.5

AMENDMENT NO. 1

TO THE

MATTEL, INC. 2005 SUPPLEMENTAL EXECUTIVE RETIREMENT PLAN

WHEREAS, Mattel, Inc. (“Mattel”) maintains the Mattel, Inc. 2005 Supplemental Executive Retirement Plan, as amended and restated effective January 1, 2009 (the “Plan”);

WHEREAS, pursuant to Sections 9.1(a) and (b) of the Plan, the Compensation Committee of the Board of Directors of Mattel (the “Compensation Committee”) may amend the Plan at any time, provided, that no amendment to the Plan may be adopted that would reduce the dollar value of a Plan participant’s vested benefit under the Plan without such participant’s consent; and

WHEREAS, the Compensation Committee desires to amend the Plan to cause certain amounts payable under the Plan to be subject to the Mattel, Inc. Compensation Recovery Policy.

NOW, THEREFORE, pursuant to Sections 9.1(a) and (b) of the Plan, the Plan is hereby amended, effective as of August 29, 2013, as follows:

1. A new Section 5.8 shall be added as follows:

“Notwithstanding any provision in this Plan to the contrary, amounts paid or payable under this Plan shall be subject to the terms and conditions of the Mattel, Inc. Compensation Recovery Policy, as may be amended from time to time (the “Compensation Recovery Policy”), to the extent applicable (including by reason of such amounts being calculated or determined by reference to an underlying amount or payment that is subject to the Compensation Recovery Policy).”

2. Affected Participant Consent. This Amendment No. 1 is subject to the consent of each Plan participant who is subject to the Compensation Recovery Policy and participates in the Plan as of August 29, 2013 (each, an “Affected Participant”). To the extent that any such Affected Participant does not consent to this Amendment No. 1, the provisions of this Amendment No. 1 shall not apply to such Affected Participant.

3. Ratification and Confirmation. Except as specifically amended hereby, the Plan is hereby ratified and confirmed in all respects and remains in full force and effect.

4. Headings. Section headings are for convenience only and shall not be considered a part of this Amendment No. 1.

* * * * *

IN WITNESS WHEREOF, Mattel has caused this Amendment No. 1 to be executed, effective as of August 29, 2013.

MATTEL, INC.

By:	/s/ Alan Kaye
Name:	Alan Kaye
Title:	Executive Vice President, Chief Human Resources Officer

Dated:	September 3, 2013